SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ] Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-12

                          ClearOne Communications, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------


     5)   Total fee paid:

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

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     3)   Filing Party:

          ----------------------------------------------------------------------

     4)   Date Filed:

          ----------------------------------------------------------------------

                          CLEARONE COMMUNICATIONS, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                October 14, 2002


TO THE SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ClearOne Communications, Inc. (the "Company"), a Utah Corporation, will be held on November 26, 2002, at 3:15 P.M. MST, at the Company's corporate offices located at 1825 Research Way, Salt Lake City, Utah 84119 for the following purposes:

     1.   To elect five members of the Company's Board of Directors;

     2.   To ratify the appointment of the Company's independent auditors; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors recommends that an affirmative vote be cast in favor of all nominees and for each of the proposals listed in the proxy card.

     Only the shareholders of record at the close of business on October 1, 2002 are entitled to notice of and to vote at the meeting and any adjournment thereof.

     All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if such shareholder has previously returned a proxy.

                                      FOR THE BOARD OF DIRECTORS


                                      /s/ Frances M. Flood
                                      ------------------------------------------
                                      Frances M. Flood, President and
                                      Chief Executive Officer

                          CLEARONE COMMUNICATIONS, INC.
               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

     The enclosed Proxy is solicited on behalf of the Board of Directors of ClearOne Communications, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders ("Annual Meeting") to be held November 26, 2002 at 3:15 P.M. MST, or at any postponement or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the above date and time at the Company's offices located at 1825 Research Way, Salt Lake City, Utah 84119. The telephone number at that address is (801) 975-7200.

     These proxy solicitation materials were first mailed on or about October 14, 2002 to all shareholders entitled to vote at the Annual Meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

Record Date and Shares Outstanding

     Shareholders of record at the close of business on October 1, 2002 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, 11,197,580 shares of Common Stock were issued and outstanding. Each shareholder will be entitled to one vote for each share of Common Stock held on the record date.

Voting of Proxies

     By completing and returning the accompanying proxy, the shareholder authorizes Frances M. Flood, President and CEO, and Susie Strohm, Vice President and CFO, as designated on the face of the proxy, to vote all shares for the shareholder. All proxies that are properly signed and dated will be voted as the shareholder directs. If no direction is given, executed proxies will be voted FOR each of the nominees and listed proposals.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Susie Strohm, Secretary of the Company, a written notice of revocation, a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

Solicitation

     The cost of this solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone, facsimile, or telegram.

Deadline for Receipt of Shareholder Proposals

     The Company currently anticipates the Annual Meeting in 2003 will be held on or about November 15, 2003. Any shareholder desiring to submit a proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2003 Annual Meeting of Shareholders should transmit such proposal to the Secretary of the Company on or before June 11, 2003. For any other proposal that a shareholder wishes to have considered at the Company's 2003 Annual Meeting, the shareholder must notify the Company of the proposal on or before August 27, 2003. Proposals for which the Company receives notice after that time will be considered untimely, and the persons serving as proxies will have discretionary authority to vote on such matter at the meeting.

Vote Required for Approval

     A quorum of the shares of the Company must be present at the Annual Meeting in order for the shareholders to take official action. Under Utah law and the Articles of Incorporation and Bylaws of the Company, a quorum will exist if a majority of the shares issued by the Company and entitled to vote on a matter at the Annual Meeting are present, in person or by proxy. Abstentions and broker non-votes will be considered present at the Annual Meeting and will be counted for purposes of determining whether a quorum exists, but abstentions and broker non-votes will not be counted for purposes of determining the vote on any matter currently proposed for action at the Annual Meeting. The election of directors will be determined by plurality vote. The Board of Directors recommends that an affirmative vote be cast in favor of all nominees and for each of the proposals listed in the proxy card.

                           STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding ownership of our common stock as of August 30, 2002 by (i) each person known to us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each director, (iii) the named executive officers, and (iv) all of our executive officers and directors as a group. Each person has sole investment and voting power with respect to the shares indicated, subject to community property laws where applicable, except as otherwise indicated below. The address for each beneficial owner is in care of ClearOne Communications, Inc., 1825 Research Way, Salt Lake City, Utah 84119.

                                                 Amount of           Percentage
         Names of Beneficial Owners        Beneficial Ownership      of Class 1
         --------------------------        --------------------      ----------

         Edward Dallin Bagley 2                  1,743,618              14.9%
         Frances M. Flood 3                        330,943               2.8%
         Susie Strohm 4                            190,968               1.6%
         Brad R. Baldwin 5                         107,666               0.9%
         Randall J. Wichinski 6                     39,961               0.3%
         David J. Wiener 7                          24,750               0.2%
         Harry Spielberg 8                          10,000               0.1%
         Timothy J. Morrison 9                       9,336               0.1%
         Angelina Beitia 10                          4,804               0.0%
         Michael A. Peirce                               0               0.0%

         Directors and Executive Officers
         as a Group (11 people) 3 to 11          2,465,708              21.0%

1 For each individual and group included in the table, the calculation of percentage of beneficial ownership is based on 11,195,619 shares of common stock outstanding as of August 30, 2002 and shares of common stock that could be acquired by the individual group within 60 days of August 30, 2002, upon the exercise of options or otherwise.

2 Includes: (a) options to purchase 10,000 shares that are exercisable within 60 days after August 30, 2002; and (b) 312,333 shares held in the Bagley Family Revocable Trust, of which Mr. Bagley is co-trustee. Excludes 50 shares owned by one of Mr. Bagley's daughters who is not a member of his household. Mr. Bagley disclaims beneficial ownership of such 50 shares and 50% of the shares owned by the Bagley Family Revocable Trust.

3 Includes options to purchase 271,434 shares that are exercisable within 60 days after August 30, 2002.

4 Includes options to purchase 159,464 shares that are exercisable within 60 days after August 30, 2002.

5 Includes 88,666 shares held in the Baldwin Family Trust; 9,000 shares owned directly that are held in an IRA under the name of Mr. Baldwin; and options to purchase 10,000 shares that are exercisable within 60 days after August 30, 2002.

6 Includes options to purchase 33,875 shares that are exercisable within 60 days after August 30, 2002.

7 Includes options to purchase 18,750 shares that are exercisable within 60 days after August 30, 2002.

8 Includes options to purchase 10,000 shares that are exercisable within 60 days after August 30, 2002.

9 Includes options to purchase 8,750 shares that are exercisable within 60 days after August 30, 2002.

10 Includes options to purchase 4,375 shares that are exercisable within 60 days after August 30, 2002.

11 Includes additional options to purchase 3,500 shares that are exercisable within 60 days after August 30, 2002 by one executive officer who is not a named executive officer.

                      PROPOSAL ONE -- ELECTION OF DIRECTORS

     The Company had seven directors as of October 1, 2002. Five are nominated for re-election at the Annual Meeting to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified. Unless otherwise instructed, the proxies will be voted for the election of the five nominees named below. In the event any nominee is unable to serve, the proxies will be voted for a substitute nominee, if any, to be designated by the Board of Directors. The Board of Directors has no reason to believe any nominee will be unavailable.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE NOMINEES NAMED BELOW TO THE BOARD OF DIRECTORS.

Nominees

The following individuals are currently directors of the Company and are nominated for re-election as directors of the Company:

                                                     Position with
                       Name           Age    ClearOne Communications, Inc.
                       ----           ---    -----------------------------

              Edward Dallin Bagley    63     Director

              Brad R. Baldwin         46     Director

              Frances M. Flood        45     Chairman of the Board of Directors,
                                             Chief Executive Officer and
                                             President

              Harry Spielberg         50     Director

              David Wiener            43     Director

     Edward Dallin Bagley joined us as a director in April 1994. Mr. Bagley also served as a director from April 1987 to July 1991. Mr. Bagley currently serves as a director of Tunex International, NESCO, Inc., and Buyers Online.com. Mr. Bagley has been licensed to practice law in Utah since 1965 and holds a juris doctorate degree from the University of Utah College of Law.

     Brad R. Baldwin joined us as a director in 1988. He is an attorney licensed to practice in Utah. Mr. Baldwin is engaged in the commercial real estate business with Colliers Commerce CRG in Salt Lake City. From October 1, 1994 to January 30, 2000, Mr. Baldwin served as president and chief executive officer of Bank One, Utah, a commercial bank headquartered in Salt Lake City, Utah. Mr. Baldwin holds a juris doctorate degree from the University of Washington.

     Frances M. Flood became one of our Directors in June of 1998. Ms. Flood first joined us in October 1996 as vice-president of sales and marketing and was named president in December 1997, chief executive officer in June 1998 and chairman of the board in November 2000. Prior to joining us, Ms. Flood was area director of sales and marketing for Ernst & Young, LLP, an international accounting and consulting firm. Ms. Flood has over 25 years experience in sales, marketing, change management, international business and finance. She is currently a director of Nevada Chemicals. She holds a bachelor of science/bachelor of arts degree in banking and finance from Thomas Edison State College.

     Harry Spielberg joined us as a director in January 2001. Since January 1996, Mr. Spielberg has been the director of Cosentini Information Technologies' Audiovisual Group, a division of the consulting engineering firm, Cosentini Associates. Prior to 1996, Mr. Spielberg served as vice president, Engineering for Media Facilities Corp. and Barsky & Associates. Mr. Spielberg received a bachelor's degree in psychology from the State University of New York.

     David Wiener joined us as a director in January 2000. Mr. Wiener has served as President and chief executive officer of SoundTube Entertainment, Inc., a manufacturer of innovative commercial and consumer audio speakers, since 1995. SoundTube Entertainment is a division of David Wiener Ventures, a product, fashion, and image development company founded by Mr. Wiener in 1982. Mr. Wiener received his bachelor's degree in engineering, aerodynamics and art from Hampshire College in Amherst, Massachusetts.

Director Compensation and Committees

     All of our directors serve until their successors are elected and have qualified to serve as directors. We pay each director who is not our employee $650 per month for his services to us as a director. Directors who are also employed by us do not receive compensation for their services as directors.

     Our board of directors has two committees: the audit and compensation committees. The audit committee is currently composed of Edward Dallin Bagley, Brad R. Baldwin, Harry Spielberg and David Wiener. With the exception of Mr. Bagley, the directors who serve on the audit committee are all "independent" for purposes of the rules of the National Association of Securities Dealers. That is, the Board of Directors has determined that none of the audit committee members, apart from Mr. Bagley, has a relationship to the Company that would interfere with that person's exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Mr. Bagley, as owner of 14.9% of the Company's common stock, is not independent. However, because of Mr. Bagley's financial experience and knowledge of the Company and its operations, the Board of Directors has determined that his inclusion on the audit committee is in the best interests of the Company and its shareholders. The compensation committee is currently composed of Edward Dallin Bagley, Brad
R. Baldwin, Michael A. Peirce, Harry Spielberg and David Wiener. None of the members of the compensation committee is a current or former employee of the company or any of its subsidiaries.

     The audit committee is authorized to:

     (1) review our auditors' proposals regarding the conduct of annual audits and quarterly reviews,

     (2)  recommend the engagement or discharge of our auditors,

     (3) review recommendations of our auditors concerning accounting principles and the adequacy of our internal controls and accounting procedures and practices,

     (4)  review the scope of the annual audit and quarterly reviews,

     (5) approve or disapprove each professional service or type of service other than standard auditing services to be provided by our auditors, and

     (6)  review and discuss the audited financial statements with the auditors.

     The Board of Directors has adopted a written charter for the audit committee setting out the functions the Committee is to perform. A copy of the charter was attached to the proxy statement for the 2001 Annual Shareholders' meeting.

     The compensation committee makes recommendations to the Board of Directors regarding remuneration of our executive officers and directors and administers the incentive plans for our directors, officers and key employees.

Meetings of the Board of Directors and Committees

     The Board of Directors held nine meetings during fiscal 2002. The audit committee held two meetings during fiscal 2002. The compensation committee held one meeting during fiscal 2002. During fiscal 2002, each director attended at least 75% of the meetings held by the Board of Directors and the committees of which he or she was a member.

                          Report of the Audit Committee

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal control. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosure and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) and considered the compatibility of nonaudit services with the auditors' independence. The Committee also discussed with the independent auditors any matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

     The Committee discussed with the Company's independent auditors the overall scope and plans for their audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control, and the overall quality of the Company's financial reporting.

     With the exception of Mr. Bagley, each member of the Audit Committee is an independent director as defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards. That is, the Board of Directors has determined that none of the audit committee members, apart from Mr. Bagley, has a relationship to the Company that would interfere with that person's exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that Mr. Bagley, as owner of 14.9% of the Company's common stock, is not independent. However, because of Mr. Bagley's financial experience and knowledge of the Company and its operations, the Board of Directors has determined that his inclusion on the audit committee is in the best interests of the Company and its shareholders.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

Respectfully submitted by the members of the Audit Committee.

Edward Dallin Bagley
Brad R. Baldwin
Harry Spielberg
David Wiener

Executive Officers

Our executive officers as of October 1, 2002 are as follows:

      Name                  Age        Position
      ----                  ---        --------

Frances M. Flood             46       President and Chief Executive Officer
Angelina Beitia              39       Vice President of Marketing
DeLonie N. Call              49       Vice President of Human Resources
Timothy J. Morrison          45       Vice President of Sales
Gregory L. Rand              40       Chief Operations Officer
Susie Strohm                 42       Vice President and Chief Financial Officer

     For the biography of Ms. Flood, see "Directors."

     Angelina Beitia joined us in March 2001 and was named vice president of marketing in December 2001. She is responsible for the development and execution of our marketing strategy and programs. Ms. Beitia was senior director of worldwide marketing communications for Iomega Corp. from July 1997 to July 2000 and served as vice president of consumer marketing of International Data Group from April 1993 to June 1997. Ms. Beitia graduated from Lewis & Clark College with a bachelor's degree in both business administration and communications.

     DeLonie Call joined us in October 2001 with nearly 15 years experience in management and executive-level human resources positions. She currently serves as vice president of human resources. From April 2000 to September 2001, Ms. Call was director of human resources for Iomega Corp. and from June 1996 to November 2000 she was vice president of human resources for Vitrex Corp., a start-up technology company. Ms. Call graduated from Weber State University with a bachelor's degree in business management and economics.

     Timothy J. Morrison joined us in July 2001 as vice president of sales. He has nearly 20 years of direct sales, marketing and top-level management experience. Mr. Morrison served as general manager of the privately held Baldwin Steel Co. from August 2000 to June 2001 and as president and chief executive officer of Leeco Steel Products, Inc., a privately held steel company from March 1999 to August 2000. In addition, he held various management and sales positions with Olympic Steel from January 1997 to March 1999 and Bethlehem Steel Corp., one of the nation's largest integrated steel companies, from July 1979 to January 1997. Mr. Morrison graduated from Fordham University with a bachelor's degree in communications.

     Gregory L. Rand joined us in August 2002 as our chief operations officer. He is responsible for all of our operations, including engineering, manufacturing, purchasing, information technology and quality assurance. Prior to joining us, Mr. Rand held various management positions for Delta Air Lines in Atlanta, Georgia, including serving on the Delta pilot contract negotiating team, special assistant to vice president - flight operations, and coordinator - operations resource control for Delta Express. He graduated from the University of San Diego with a bachelor's degree and received his master's degree in business administration from the University of North Florida.

     Susie Strohm joined us in February 1996 as our controller and was named chief financial officer in 1998. She is responsible for all of our accounting and financial planning, and financial and management reporting. Prior to joining us, Ms. Strohm was the controller for Newspaper Agency Corporation in Salt Lake City, Utah. She graduated from the University of Utah with a bachelor's degree in accounting, and received her master's degree in business administration from Westminster College.

Executive Compensation

     Summary Compensation

     The following table sets forth, for each of the last three fiscal years, the compensation of our chief executive officer and the other four most highly compensated executive officers and Tracy Bathurst and Eugene W. Kuntz, Jr. whose total salary and bonus for fiscal 2002 exceeded $100,000, for services rendered in all capacities during such fiscal years. We refer to these executive officers as the named executive officers.

                                                     SUMMARY COMPENSATION TABLE

                                                   Annual Compensation           Long-Term Compensation
                                                   -------------------          ------------------------
                                                                                  Awards         Payouts
                                                                                ----------       -------
                                                                                Securities
                                                                 Other            Under-           All
                                                                Annual             lying          Other
                                                                Compen-           Options        Compen-
Name and Position           Year      Salary        Bonus       sation             /SARS         sation1
-----------------           ----      ------        -----       ------             -----         -------

Frances M. Flood           Fiscal
President and Chief         2002     $179,615       $76,006       None            100,000        $2,148
Executive Officer
                           Fiscal
                            2001     $160,000       $58,400       None             None          $2,056

                           Fiscal
                            2000     $160,333       $73,700       None            50,000         $1,802

Tracy Bathurst             Fiscal
Former Vice President2      2002     $102,497        $5,000   $165,858             None          $2,000

                           Fiscal
                            2001     $100,000       $18,500       None             None          $1,850

                           Fiscal
                            2000      $93,073        $5,000       None            50,000         $1,765

Angelina Beitia            Fiscal
Vice President3             2002     $120,466        $5,000       None             None           None



                                       11

Eugene W. Kuntz, Jr.       Fiscal
Former Vice President4      2002     $107,004       $10,000    $39,258             None           None

                           Fiscal
                            2001      $92,502        $9,500       None            30,000          None

Timothy Morrison           Fiscal
Vice President5             2002     $159,808       $24,500       None            60,000          None

Susie Strohm               Fiscal
Vice President and          2002     $114,615       $30,505       None             None          $2,108
Chief Financial Officer6
                           Fiscal
                            2001     $110,000       $37,000       None             None          $2,316

                           Fiscal
                            2000     $100,167       $55,538       None            50,000         $1,976

Randall J. Wichinski       Fiscal
Vice President and          2002     $112,673        $4,500       None           100,000          None
Chief Financial Officer7

------------

1 These amounts reflect our contributions to our deferred compensation plan (401(k) plan) on behalf of the named executive officers.
2  Mr. Bathurst is no longer an executive officer.
3  Ms. Beitia became a named executive officer in fiscal 2002.
4 Mr. Kuntz ended his employment and position as an executive officer on May 1, 2002.
5  Mr. Morrison became a named executive officer in fiscal 2002.
6 Ms. Strohm was named Vice President and Chief Financial Officer on September 26, 2002.
7 Mr. Wichinski ended his employment and position as an executive officer on September 27, 2002.

     Stock Options

     The following table sets forth the stock option grants made to the named executive officers for fiscal 2002. We did not grant any stock appreciation rights, or SARs, to the named executive officers during fiscal 2002.

     Each option granted during fiscal 2002 to the named executive officers was granted under the 1998 Plan. An option granted under the 1998 Plan is an option to purchase shares of our common stock and is either a nonqualified or incentive stock option under applicable IRS regulations. Certain options granted to named executive officers vest in full after completing six years of service with us, and others vest in full after completing 9.75 years of service with us, except that up to one-fifth of the shares subject to each option may vest upon completion of each year of service with us if specified earnings per share goals established for the year are achieved.

     In the event of specified corporate transactions, including change in control events designated in the 1998 Plan, our board of directors has the authority to automatically accelerate the vesting of each outstanding option whether or not the outstanding option is assumed or substituted in connection with the corporate transaction or change in control event.

     The exercise price per share of each option granted was equal to the fair market value of the underlying shares of common stock on the date of grant.

     Potential realizable values are computed by (1) multiplying the number of shares of common stock subject to a given option, by the per share assumed stock value compounded at the annual 5% or 10% appreciation rate shown in the table for the entire ten-year term of the option and (2) subtracting from that result the aggregate option exercise price. The 5% and 10% assumed annual rates of stock price appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of the future prices of our common stock. Actual gains, if any, on stock option exercises are dependent on our future financial performance, overall market conditions, and the named executive officer's continued employment through the vesting periods. The actual value realized may be greater or less than the potential realizable value set forth in the table.

                OPTION GRANTS IN FISCAL YEAR ENDED JUNE 30, 2002
                               (INDIVIDUAL GRANTS)

                                                                                           Potential Realizable
                                                                                             Value of Assumed
                                                                                              Annual Rate of
                           Number of        Percent of                                          Stock Price
                          Securities       Total Options                                     Appreciation for
                          Underlying          Granted        Exercise                           Option Term
                            Options        to Employees       or Base      Expiration           -----------
Name and Position         Granted (#)     in Fiscal Year1  Price ($/Sh)       Date           5%($)         10%($)
-----------------         -----------     ---------------  ------------       ----           -----         ------

Frances Flood               100,000             27%           $11.39       08/06/2011      $809,077      $2,110,700

Tracy Bathurst                 -                0%               -              -             $0             $0

Angelina Beitia                -                0%               -              -             $0             $0

Eugene W. Kuntz, Jr.           -                0%               -              -             $0             $0

Timothy J. Morrison          50,000             14%           $10.55       07/02/2011      $374,704       $977,519
                             10,000             3%            $20.45       11/14/2011      $145,264       $378,962

Susie Strohm                   -                0%               -              -             $0             $0

Randall Wichinski           100,000             27%           $12.00       08/23/2011      $852,407      $2,223,740

------------

1 Based on aggregate of 366,908 shares subject to options granted to our employees in 2002, including the named executive officers.


     Aggregated Stock Option Exercises

     The following table sets forth the aggregated stock options exercised by the named executive officers in fiscal 2002 and the year-end value in-the-money of unexercised options:

         AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDED JUNE 30, 2002
                        AND FISCAL YEAR-END OPTION VALUES

                                                                 Number of
                                                                Securities                 Value of
                                                                Underlying                Unexercised
                                                                Unexercised              In-the-Money
                                                                  Options                   Options
                                                               at FY-End (#)             at FY-End ($)
                                Shares
                               Acquired           Value        Exercisable/              Exercisable/
Name and Position           on Exercise (#)   Realized ($)1    Unexercisable            Unexercisable2
-----------------           ---------------   -------------    -------------            --------------

Frances M. Flood                 5,900           $75,745      271,434/145,000         $3,270,560/$601,060

Tracy Bathurst                  10,000          $165,858       29,849/60,151           $247,660/$150,391

Angelina Beitia                    0               $0          4,375/20,625             $16,756/$78,994

Eugene W. Kuntz, Jr.            15,000           $39,258            0/0                      $0/$0

Timothy J. Morrison                0               $0          8,750/51,250            $29,260/$179,740

Susie Strohm                       0               $0         159,464/59,000          $1,849,267/$313,820

Randall J. Wichinski               0               $0          33,875/91,125           $58,729/$232,521

------------

1 Based upon the fair market value of the purchased shares on the exercise date less the option exercise price paid for such shares.

2 Based on the market price of $14.73 per share, which was the closing selling price of our common stock on the Nasdaq National Market on the last day of our fiscal 2002, less the option exercise price payable per share.

Employment and Change in Control Arrangements with Named Executive Officers

     As of the end of our 2002 fiscal year, none of the named executive officers was party to an employment or severance agreement with us, and each named executive officer's employment was "at-will," permitting either the Company or each officer to terminate his or her employment for any reason or for no reason.

     Under the 1998 Plan, our board of directors has the authority to automatically accelerate the vesting of each outstanding option granted to a named executive officer under the 1998 Plan in the event of specified corporate transactions, including change in control events designated in the 1998 Plan, whether or not the outstanding option is assumed or substituted in connection with the corporate transaction or change in control event.

                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee has provided the following report:

     Committee's Responsibilities - The Committee sets the overall compensation principles for the Company, subject to annual review. In consultation with the CEO, it establishes the individual compensation levels for Company executives.

     Executive Compensation Policy - ClearOne Communications, Inc.'s compensation goals for executive officers are as follows:

o    To attract and retain quality talent
o    To use incentive compensation to reinforce strategic performance objectives
o To align the interest of the executives with the interests of the shareholders such that risks and rewards of strategic decisions are shared

     All compensation is tax deductible for the Company, except for the compensation that qualifies for incentive stock option tax treatment.

     Base Compensation - The Committee believes that executive officer base compensation needs to be competitive with market rates, and makes salary decisions in coordination with the CEO. The executive officers received salary increases for fiscal 2002 that ranged from 4.5% to 20.0% from fiscal 2001 base pay rates, excluding those executive officers that joined us during fiscal 2002. The CEO's base pay changed 12.5% from fiscal 2001 to fiscal 2002.

     Quarterly/Annual Bonus Plan - The fiscal year 2002 annual bonus plan was developed to reward executives based on meeting or exceeding certain internal financial objectives that were created by the executive team. The Committee believed in fiscal 2002 that executive base pay was compensation for achieving publicly stated targets. The financial objectives were established in the beginning of the fiscal year and were based on the Company's profitability. Objectives were established for each fiscal quarter, together with an annual objective. If a quarterly objective was met, a bonus was paid for that quarter. If a quarterly objective was not met, then no bonus was paid. Executives were not allowed to make up a missed quarterly bonus based on subsequent performance. A significant portion of the bonus pool was set aside for annual financial objectives. Two quarterly objectives were made and bonuses were paid for those quarters, including to the CEO. The annual internal financial objective was not met, and no annual bonus was paid to any executive, including the CEO.

     Long-Term Incentive Compensation - The Compensation Committee uses employee stock options for long-term executive compensation as a means of achieving the compensation goals previously described. Options are granted under the Company's 1998 Stock Option Plan (the "Plan"). The Compensation Committee, in consultation with the CEO, determines the number of options granted to each executive. Factors bearing on the number of options granted to an executive include his or her position, individual performance, and contribution to the Company's overall performance.

     Option grants under the Plan permit a recipient to purchase shares of Company stock at a fixed price (the market price on the date the option is granted). Options typically vest over five (5) years, and the number of shares vesting in a given year is contingent on the Company achieving particular earnings goals in each year. Certain options granted to named executive officers vest in full after completing six years of service with us, and others vest in full after completing 9.75 years of service with us, except that up to one-fifth of the shares subject to each option may vest upon completion of each year of service with us if specified earnings per share goals established for the year are achieved. Vested options must be exercised at least 90 days after leaving the Company.

     Employment and Severance Agreements - The Company has not entered into Employment Agreements with any of its executives. All officers of the Company are employed at will and can be terminated without cause. All employees of the Company have signed Confidentiality Agreements to keep certain information confidential.

     The preceding Compensation Committee Report and the Company Stock Performance Graph (set forth below) will not be incorporated by reference into any of the Company's filings, past or future, that may be made pursuant to the U.S. Securities laws.

Respectfully submitted by the members of the Compensation Committee.

Edward Dallin Bagley
Brad Baldwin
Harry Spielberg
David Wiener

                             STOCK PERFORMANCE GRAPH

     The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to ClearOne Communications, Inc.'s shareholders during the five-year period ended June 30, 2002, as well as an overall stock market index (NASDAQ Composite Index) and ClearOne Communications, Inc.'s peer group index (Goldman Sachs Technology Index):



                                [Graph Omitted]



     The stock performance assumes $100 was invested on July 1, 1997.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Gentner Research Ltd. (GRL), was a related limited partnership, formed on August 1985, in which we were the general partner and Edward Dallin Bagley and, among other unrelated parties, certain members of his family, were the limited partners. In 1987 and 1988, GRL sold to us proprietary interests in the VRC-1000 (now VRC-2000), VRC-1000 Modem (now VRC-2000) and Digital Hybrid in exchange for royalty payments. Royalty expense recognized by us for the years ending June 30, 2001 and 2000 was $3,600 and $16,000, respectively. GRL was dissolved on February 20, 2001 after consent to dissolution and liquidation was received by a majority of the partners of GRL. The product line, which incorporated the proprietary interest, was deemed no longer integral to our product segment. The following directors and/or executive officers and members of their immediate families had the following interests in GRL prior to its dissolution:

         Edward Dallin Bagley (Director).......................  10.42%
         The Bagley Family Revocable Trust.....................   5.21%
         Robert O. Baldwin (father of Brad Baldwin)............  10.42%

     We also formed a second related limited partnership, Gentner Research II, Ltd. (GR2L), in which we acted as general partner. In fiscal year 1997, GR2L sold its proprietary interest in the GSC3000 to us in exchange for royalty payments. Royalty expense related to product sales with GR2L for the years ending June 30, 2001 and 2000 was $90,793 and $106,084. GR2L was dissolved on May 21, 2001 after the completion of the sale of the remote control portion of the RFM/Broadcast division to Burk Technology. We paid $178,516 to GR2L in 2001, representing its royalty on the gain on the sale of the remote control product line. This amount was included in the determination of gain on sale in the statement of income for the year ended June 30, 2001. The following directors and/or executive officers and members of their immediate families had the following interests in GR2L prior to its dissolution:

         Brad R. Baldwin (Director)............................   3.19%
         Robert O. Baldwin (father of Brad Baldwin)............   9.58%
         Edward D. Bagley (Director)...........................   6.39%
         The Bagley Family Revocable Trust.....................   6.39%

     Pursuant to the Terms of a Share Purchase Agreement, effective as of October 3, 2001, Michael Peirce was appointed to the board of directors of the Company. This Share Purchase Agreement provides for the purchase of all of the issued and outstanding shares of Ivron Systems, Ltd., an Irish corporation. Mr. Peirce was a director and an approximate 82% owner of Ivron Systems, Ltd. prior to the conclusion of the transaction.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes of ownership of our equity securities. Officers, directors and greater-than-10% shareholders are required to furnish us with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such reports furnished to us, we believe that all reports required by Section 16(a) were filed on a timely basis.

                 PROPOSAL TWO - RATIFICATION OF THE APPOINTMENT
                             OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Ernst & Young LLP, as independent auditors for the Company for the current fiscal year, and recommends that the shareholders vote for ratification of such appointment. Ernst & Young LLP, has served as the Company's independent auditors since 1990.

     During fiscal 2002, ClearOne Communications was billed for the following services provided by Ernst & Young LLP:

     Audit Fees......................................         $148,419
     Audit Related Services..........................         $222,205
     All Other Nonaudit Services.....................         $ 98,447

     Audit related services include fees related to the audit of the Company's 401(k) plan, due diligence associated with the Company's acquisitions and assistance with registration statements filed with the Securities and Exchange Commission on Form S-3 and S-4 in fiscal 2002. All other nonaudit services consist primarily of fees for tax related services.

     Neither Ernst & Young nor any of its members have ever had any direct or indirect financial interest in the Company or been connected with the Company as promoter, underwriter, voting trustee, director, officer, or employee. It is anticipated that a representative of Ernst & Young will attend the Annual Meeting and will be available to respond to questions. It is not anticipated that the representative will make any statement or presentation, although the representative will have an opportunity to do so if he desires.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.


                                  OTHER MATTERS

     The Board of Directors knows of no other matter to be presented for action at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

     It is important that your stock be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return the accompanying proxy in the postage-prepaid envelope enclosed for that purpose at your earliest convenience.

                                  FOR THE BOARD OF DIRECTORS


                                  /s/ Frances M. Flood
                                  ----------------------------------------------
                                  Frances M. Flood, President
                                  and Chief Executive Officer



Salt Lake City, Utah
October 14, 2002